EXHIBIT 23
McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patriot National Bancorp, Inc. on Form S-3 (No. 333-100981) of our report dated March 26, 2007, which appears in the Annual Report on Form 10-K of Patriot National Bancorp, Inc. for the year ended December 31, 2006.

/S/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 27, 2007

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.